As filed with the Securities and Exchange Commission on April 19, 2006

Registration No. 333-117641

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2

ON FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4841	23-2866697
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Randall J. Gort, Esq.
3190 Tremont Avenue	3190 Tremont Avenue
Trevose, PA 19053	Trevose, PA 19053
215-354-5100	215-354-5100
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies of all communications to:
Walter J. Mostek, Jr., Esq.
Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, Pennsylvania 19103

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED APRIL 19, 2006

WORLDGATE COMMUNICATIONS, INC.

3,488,194 Shares of Common Stock

This prospectus relates to the reoffer and resale, from time to time, of up to 3,488,194 common shares by the selling security holders listed on page 3 of this prospectus.

The reoffer and resale of the common shares covered by this prospectus will be made by the selling security holders listed in this prospectus or by the holders’ pledgees, donees, transferees, partners, or other successors in interest, in accordance with one or more of the methods described in the plan of distribution, which begins on page 6 of this prospectus. We will not receive any of the proceeds from the sale of any common shares by the selling security holders, but we have agreed to bear certain expenses of registering the resale of the common shares under federal and state securities laws.

Our common stock is listed on the Nasdaq SmallCap Market under the symbol “WGAT.” On April 5, 2006 the last reported sale price of our common stock on the Nasdaq SmallCap Market was $1.88 per share.

Investing in our securities involves a high degree of risk. See the discussion under the heading “Risk Factors” in the annual and quarterly reports incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

April 19, 2006

You should rely only on the information contained in this prospectus, including the financial statements and information incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus or the date of the documents incorporated by reference in this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

WORLDGATE COMMUNICATIONS, INC.

PROSPECTUS SUMMARY

This summary highlights key aspects of the information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read this entire prospectus and the documents incorporated by reference into this prospectus carefully, especially the financial statements and related notes and the risks of investing in our securities discussed under the heading “Risk Factors” in the annual and quarterly reports incorporated by reference into this prospectus.

References to “we,” “us,” “our company” and “WorldGate” refer to WorldGate Communications, Inc. together with its subsidiaries.

We have developed a video phone ergonomically and functionally designed specifically for in-home and business, personal video communication. During the development of our video phone, we identified several issues that have interfered with commercial success and consumer acceptance of video phones and sought to address each of these issues within the Ojo video phone. The Ojo video phone was designed for use on the existing high speed data, or HSD, infrastructure. The Ojo phone will, however, also connect to the analog phone line for interoperability with the voice only communications offered by the existing public switch telephone networks, or PSTN. Ojo, therefore, can be used for video calls, for ordinary voice only calls as well as for voice over Internet protocol, or VoIP, calls. We believe that Ojo is differentiated, both from competitors and from previous efforts at personal video telephony, by providing: true to life communication (meaning that images and sounds are synchronized, that there are minimum delays between the two ends of the communication, and that the quality of the images is similar to what we perceive with traditional television), interoperation with the PSTN, ease of deployment by HSD operators, ease of use by residential and business end users, and a highly styled ergonomic design. We believe Ojo uniquely leverages the recent development of a state of the art connectivity infrastructure, as well as the convergence of the latest improvements in compression technology, processing power and bandwidth availability, to help ensure, enable and maintain dedicated high quality end-to-end connections.

On April 28, 2004, we entered into a multi-year agreement with General Instrument Corporation d/b/a the Connected Home Solutions Business of Motorola, Inc. (“General Instrument”) for the worldwide development and distribution of the Ojo personal video phone. This agreement provided for General Instrument to be the exclusive distributor of our broadband video phone products and for us to be the exclusive supplier of General Instrument’s broadband video phone products. On February 17, 2006, we mutually agreed with General Instrument to end this agreement. The ending of this agreement immediately terminates exclusivity for both parties. In addition to our current role for development and manufacture of Ojo, we now have direct responsibility and control for the advertising, marketing, and distribution of our products.   Under our agreement with General Instrument, we had been active in marketing and promoting our products, and working with General Instrument to distribute Ojo. We intend to continue the rollout of Ojo using many of the same distributors, retailers and service providers, and plan to expand distribution to service providers and retailers around the world.  The two companies will work together to ensure a smooth transition for customer accounts. As part of ending our agreement with General Instrument, and in anticipation of our inventory requirements as a result of taking full responsibility for product distribution, we negotiated the right to buy back about two-thirds of the units sold to General Instrument, valued at approximately $2,765,000 (based upon the original sales price to General Instrument), for approximately $1,064,000. This is less than half of what it would cost us to purchase the same inventory from our manufacturing sources. As a result, we recorded a reserve for returns and reduced revenue in the amount of approximately $2,310,000 during the fourth quarter of 2005. In addition, we will record no revenue for units shipped to General Instrument in the first quarter 2006 and will record a gain on termination of this agreement of approximately $1,331,000 during the first quarter of 2006 as a result of the lower purchase price of this inventory (net of the cost of rework for rebranding the product).

Prior to the development of our video phone, our primary business involved the development and distribution of interactive television products and services for use in conjunction with cable television broadband networks (our “ITV Business”). During the third quarter of 2003 we completed the sale of significant assets related to this business and began the transition to our current video telephony product line. Our ITV Business has historically accounted for substantially all of our revenue. Since we have discontinued the ITV Business and only recently transitioned to become a developer, manufacturer and seller of video phone products, we cannot reliably predict our future revenues, and no assurances can be provided as to the amount of ongoing revenues, if any, or to the periods in which any such revenues may be received.

During the operation of our current video phone business, we have not been able to reach profitability and have generated significant losses. As a result, a report issued by our independent registered public accounting firm for the year ended December 31, 2005 includes an explanatory paragraph stating that our company has suffered recurring losses from operations and has a net accumulated deficiency of $229,000,000 that raises substantial doubt about our company’s ability to continue as a going concern. Our net losses available to common shareholders for the fiscal years ended December 31, 2003, 2004 and 2005 were approximately $8,705,000, $20,376,000 and $10,773,000, respectively. No assurances can be given that either our history of losses or our auditors’ substantial doubt about our company’s ability to continue as a going concern will be remedied by the continued rollout of our new video phone product line or that our business will continue to operate as a going concern.

On April 23, 2004, we completed a private placement of 666,666 shares of our common stock with Mototech Inc., at a sale price of $1.50 per share. The private placement resulted in gross proceeds to us of $1,000,000.

On June 11, 2004, we entered into an agreement with Sejin America to settle a dispute with respect to certain inventory alleged to have been purchased by our Company. As part of the settlement, Sejin America acquired 39,035 shares of our common stock.

On June 24, 2004, we completed a private placement that resulted in the issuance of 7,550 shares of our preferred stock at a sale price of $1,000 per share, which preferred stock is convertible into our common stock at a conversion price of $2.35 per share, five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $2.69 per share, and five-year warrants to purchase up to 803,190 shares of our common stock at an exercise price of $3.14 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,606,383 additional shares of common stock shares at $3.14 a share. The June 2004 private placement resulted in gross proceeds to our Company of $7,550,000.

All told, during 2004 we raised approximately $17,020,000 in gross proceeds ($16,260,000 net of deal costs) through various private placements of our company’s securities and through the exercise of non-executive employees’ and prior employees’ stock options. During 2005, we raised approximately $19,830,000 in gross proceeds ($18,935,000 net of deal costs)  from private placements of our company’s securities, the exercise of outstanding warrants issued pursuant to the private placements discussed above and by the exercise of non-executive employees’ and prior employees’ stock options.

On August 3, 2005, the Company completed a private placement of $17,500,000 of its common stock and warrants with several institutional investors. The Company issued 4,666,664 shares of its common stock at $3.75 per share to the participating investors. The Company also issued five-year warrants to purchase a total of 1,671,947 shares of its common stock: 1,633,333 shares to the investors at an exercise price of $5.00 per share, and 38,614 shares to the placement agent at an exercise price of $4.53 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,554,000 additional shares of common stock at $4.12 a share.

This offering involves 3,488,194 shares of our common stock, or almost 10% of our outstanding shares, issued or issuable to the institutional investors who participated in our June 24, 2004 private placement, to Sejin America in connection with our June 11, 2004 settlement agreement and to Mototech Inc. in connection with our April 23, 2004 private placement.

We were incorporated in Delaware in 1996 to succeed to the business of our predecessor, WorldGate Communications, L.L.C., which commenced operations in March 1995, and, as of March 31, 2006, we remain incorporated in Delaware. In April 1999, we completed our initial public offering of 5,750,000 shares of our common stock. Since January 9, 2003, our common stock has been listed on the NASDAQ Small Cap Market. Previously our common stock was traded on the NASDAQ National Market. Our common stock is traded under the symbol “WGAT”. Our executive offices are located at 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053 and the telephone number of our executive offices is (215) 354-5100.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws that relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology, such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “intend,” “potential” or “continue” or the negative of such terms or other comparable terminology, although not all forward-looking statements contain such terms. In addition, these forward-looking statements include, but are not limited to, statements regarding:

•                                          implementing our business strategy;

•                                          marketing and commercialization of our products;

•                                          pricing for our products;

•                                          plans for future products and services and for enhancements of existing products and services;

•                                          our intellectual property;

•                                          our estimates of future revenue and profitability;

•                                          our estimates or expectations of continued losses;

•                                          our expectations regarding future expenses, including research and development, sales and marketing, and general and administrative expenses;

•                                          our analysis of the market, market opportunities and customer demand;

•                                          difficulty or inability to raise additional financing, if needed, on terms acceptable to us;

•                                          our estimates regarding our capital requirements and our needs for additional financing;

•                                          attracting and retaining customers and employees;

•                                          rapid technological changes in our industry and relevant markets;

•                                          sources of revenue and anticipated revenue;

•                                          plans for future acquisitions; and

•                                          competition in our market.

These statements are only predictions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are not required to and do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. Actual results, levels of activity, performance, achievements and events may vary significantly from those implied by the forward-looking statements. A description of risks that could cause our results to vary appears under the heading “Risk Factors” in the annual and quarterly reports incorporated by reference into this prospectus, and elsewhere in this prospectus.

In this prospectus, we refer to information regarding our potential markets and other industry data. We believe that we have obtained this information from reliable sources that customarily are relied upon by companies in our industry, but we have not independently verified any of this information.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling security holders, nor will any of the proceeds be available for our use or otherwise for our benefit. All proceeds from the sale of the shares will be for the account of the selling security holders.

SELLING SECURITY HOLDERS

With the exception of Mototech Inc. and Sejin America, each of the selling security holders participated in our June 24, 2004 private placement in which the selling security holders acquired an aggregate of 7,550 shares of our preferred stock, five-year warrants to purchase up to 1,606,380 shares of our common stock, and additional investment rights to purchase up to 1,606,383 shares of our common stock for a limited period of time.

On June 11, 2004, we entered into an agreement with Sejin America to settle a dispute with respect to certain inventory alleged to have been purchased by our Company. As part of the settlement, Sejin America acquired 39,035 shares of our common stock.

Mototech Inc. acquired 666,666 shares of our common stock pursuant to a private placement dated as of April 23, 2004.

The agreements pursuant to which we issued these securities to the selling security holders require us to register the shares of our common stock issued in connection with these private placements and issuable upon exercise of, or as dividends on, the derivative securities issued in connection with these private placements for the accounts of the selling security holders. This prospectus is part of a registration statement filed by us with Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holders.

The following table sets forth the names of the selling security holders, the number of shares of common stock known to us to be beneficially owned by each of the selling security holders as of November 16, 2005 (based on the selling security holders’ representations regarding their ownership, and excepting Sejin America and Mototech Inc., for whom the beneficial ownership information is as of July 9, 2004) and the number of shares of common stock being registered for sale. The term “selling security holder” or “selling security holders” includes the stockholders listed below and their respective transferees, assignees, pledges, donees or other successors. With the exception of the selling security holders’ participation in our December 1, 2003, December 4, 2003, January 21, 2004, April 23, 2004, June 24, 2004 or August 3, 2005 private placements, our previous supplier relationship with Sejin America, and with the further exception of our arrangement with Mototech Inc. to manufacture our Ojo video phones, none of the selling security holders has had any position, office, or other material relationship with our company or our affiliates during the last three years. We are unable to determine the exact number of shares that will actually be sold because the selling security holders may sell all or some of their shares and because we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the shares. The following table assumes that the selling security holders will sell all of the shares being offered for their account by this prospectus. The selling security holders may also offer less than the number of shares indicated.

The agreements pursuant to which we sold these securities to the selling security holders prevent us from issuing shares of our common stock and prevent any selling security holder from converting preferred shares or exercising any warrants or additional investment rights to the extent the conversion or exercise would result in the selling security holder and its affiliates together beneficially owning more than 4.9% of the outstanding shares of our common stock (as beneficial ownership is defined by rules promulgated by the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act). We include in the number of shares to be offered in the table below the shares of our common stock that a selling security holder is prevented from acquiring as a result of these provisions, but such shares are not shown as beneficially owned by that selling security holder. As a result of the foregoing, the number of shares of our common stock that the selling security holders may sell pursuant to this prospectus may exceed the number of shares that the selling security holders would otherwise beneficially own as determined pursuant to Section 13(d) of the Exchange Act.

NAME	Number of Shares Owned Beneficially Prior to the Offering		Maximum Number of Shares to be Offered		Number of Shares to be Owned After the Offering		Percentage of Ownership After the Offering
Satellite Strategic Finance Associates, LLC(1)	1,601,007	(2)	1,117,020	(3)	856,327		2.2%
Capital Ventures International	1,810,160	(4)	359,040	(5)	1,570,800		4.0%
Castle Creek Technology Partners LLC	73,805	(6)	109,628	(7)	0		*
Iroquois Capital LP(8)	1,104,547	(9)	478,722	(10)	785,399	(11)	2.0%
Omicron Master Trust(12)	319,148	(13)	478,722	(10)	0		*
Smithfield Fiduciary LLC(14)	400,911	(15)	239,361	(16)	241,337	(17)	*
Sejin America	39,035	(18)	39,035	(18)	0
Mototech Inc.	1,461,158	(19)	666,666	(20)	794,492	(21)	2.0%
TOTAL	6,809,771		3,488,194		4,248,355		10.7%

*                                         Less than 1% of the outstanding common stock.

(1)                                  The discretionary investment manager of the selling security holder is Satellite Asset Management, L.P. (“SAM”). The controlling entity of SAM is Satellite Fund Management, LLC (“SFM”). The managing members of SFM are Lief Rosenblatt, Mark Sonnino and Gabe Nechamkin. SAM, SFM and each named individual disclaim beneficial ownership of the securities.

(2)                                  Includes 372,340 shares of our common stock issuable upon exercise of Series A warrants and 372,340 shares of our common stock issuable upon exercise of Series B warrants issued in connection with our June 24, 2004 private placement. Excludes 372,340 shares of our common stock issuable to prevent dilution of the warrants resulting from stock splits, stock dividends or similar events. The terms of the warrants prevent any selling security holder from exercising any warrants to the extent the exercise would result in the selling security holder and its affiliates together beneficially owning more than 4.9% of the outstanding shares of our common stock. Also includes 508,810 shares of our common stock, 169,434 shares of our common stock issuable upon exercise of additional investment rights, and 178,083 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(3)                                  Includes 372,340 shares of our common stock issuable upon exercise of Series A warrants and 372,340 shares of our common stock issuable upon exercise of Series B warrants issued in connection with our June 24, 2004 private placement, and also includes 372,340 shares of our common stock issuable to prevent dilution of the warrants resulting from stock splits, stock dividends or similar events.

(4)                                  Includes 119,680 shares of our common stock issuable upon exercise of Series A warrants and 119,680 shares of our common stock issuable upon exercise of Series B warrants issued in connection with our June 24, 2004 private placement. Excludes 119,680 shares of our common stock issuable to prevent dilution of the warrants resulting from stock splits, stock dividends or similar events. Also includes 933,333 shares of common stock, 310,800 shares of our common stock issuable upon exercise of additional investment rights and 326,667 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(5)                                  Includes 119,680 shares of our common stock issuable upon exercise of Series A warrants and 119,680 shares of our common stock issuable upon exercise of Series B warrants issued in connection with our June 24, 2004 private placement, and also includes 119,680 shares of our common stock issuable to prevent dilution of the warrants resulting from stock splits, stock dividends or similar events.

(6)                                  Includes 73,085 shares of our common stock issuable upon exercise of warrants issued in connection with our June 24, 2004 private placement. Excludes 36,543 shares of our common stock issuable to prevent dilution of the warrants resulting from stock splits, stock dividends or similar events.

(7)                                  Includes 73,085 shares of our common stock issuable upon exercise of warrants issued in connection with our June 24, 2004 private placement and 36,543 shares of our common stock issuable to prevent dilution of the warrants resulting from stock splits, stock dividends or similar events.

(8)                                  Joshua Silverman has voting and investment discretion over securities held by Iroquois Capital LP. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Capital LP.

(9)                                  Includes 212,766 shares of our common stock issuable upon conversion of our preferred stock, 53,191 shares of our common stock issuable upon exercise of Series A warrants and 53,191 shares of our common stock issuable upon exercise of Series B warrants issued in connection with our June 24, 2004 private placement. Excludes 106,383 shares of our common stock issuable as dividends on our preferred stock and to prevent dilution of our preferred stock resulting from stock splits, stock dividends or similar events, and 53,191 shares of our common stock issuable to prevent dilution of the warrants resulting from stock splits, stock dividends or similar events.  Also includes 466,666 shares of our common stock, 155,400 shares of our common stock issuable upon exercise of additional investment rights and 163,333 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(10)                            Includes 212,766 shares of our common stock issuable upon conversion of our preferred stock, 53,191 shares of our common stock issuable upon exercise of Series A warrants and 53,191 shares of our common stock issuable upon exercise of Series B warrants issued in connection with our June 24, 2004 private placement, also includes 106,383 shares of our common stock issuable as dividends on our preferred stock and to prevent dilution of our preferred stock resulting from stock splits, stock dividends or similar events and 53,191 shares of our common stock issuable to prevent dilution of the warrants resulting from stock splits, stock dividends or similar events.

(11)                            Includes 466,666 shares of our common stock, 155,400 shares of our common stock issuable upon exercise of additional investment rights and 163,333 shares of our common stock issuable upon exercise of common stock purchase warrants issued in our August 3, 2005 private placement.

(12)                            Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation

(“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron. By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron. Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for the purposes of Regulation 13D-G under the Exchange Act. Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Exchange Act, or of any other person named in this prospectus as a selling stockholder. No person or “group” (as that term is used in Section 13(d) of the Exchange Act, or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(13)                            Includes 212,766 shares of our common stock issuable upon conversion of our preferred stock, 53,191 shares of our common stock issuable upon exercise of Series A warrants and 53,191 shares of our common stock issuable upon exercise of Series B warrants issued in connection with our June 24, 2004 private placement. Excludes 106,383 shares of our common stock issuable as dividends on our preferred stock and to prevent dilution of our preferred stock resulting from stock splits, stock dividends or similar events and 53,191 shares of our common stock issuable to prevent dilution of the warrants resulting from stock splits, stock dividends or similar events.

(14)                            Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and has voting control and investment discretion over securities held by Smithfield Fiduciary LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin, and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC.

(15)                            Includes 79,787 shares of our common stock issuable upon exercise of Series A warrants and 79,787 shares of our common stock issuable upon exercise of Series B warrants issued in connection with our June 24, 2004 private placement, 230,750 shares of our common stock issuable upon exercise of warrants issued in connection with our December 2003 and January 2004 private placements and 10,587 shares of our common stock acquired in the open market. Excludes 79,787 shares of our common stock issuable to prevent dilution of the warrants and resulting from stock splits, stock dividends or similar events.

(16)                            Includes 79,787 shares of our common stock issuable upon exercise of Series A warrants and 79,787 shares of our common stock issuable upon exercise of Series B warrants issued in connection with our June 24, 2004 private placement, and also includes 79,787 shares of our common stock issuable to prevent dilution of the warrants and additional investment rights resulting from stock splits, stock dividends or similar events.

(17)                            Includes 230,750 shares of our common stock issuable upon exercise of warrants and 10,587 shares of our common stock acquired in the open market.

(18)                            Includes 39,035 shares of our common stock issued to Sejin America in connection with the settlement of a dispute with respect to certain inventory alleged to have been purchased by our Company.

(19)                            Includes 666,666 shares of our common stock issued to Mototech Inc. in connection with our April 23, 2004 private placement, 625,000 shares of our common stock issued to Mototech Inc. as payment in lieu of a payment of $500,000 that would otherwise be due under our manufacturing agreement with them, which 625,000 shares have been previously registered, and a currently exercisable option to purchase 169,492 shares of our common stock.

(20)                            Includes 666,666 shares of our common stock issued to Mototech Inc. in connection with our April 23, 2004 private placement.

(21)                            Includes 625,000 shares of our common stock issued to Mototech Inc. as payment in lieu of a payment of $500,000 that would otherwise be due under our manufacturing agreement with them and a currently exercisable option to purchase 169,492 shares of our common stock.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•                                          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                                          block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                                          purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                                          an exchange distribution in accordance with the rules of the applicable exchange;

•                                          privately negotiated transactions;

•                                          short sales;

•                                          broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•                                          a combination of any such methods of sale; and

•                                          any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling security holders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling security holder. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling security holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling security holder. If we are notified by any selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling security holders.

DESCRIPTION OF THE SECURITIES

Our authorized capital stock consists of 80,000,000 shares of common stock, par value $.01 per share, and 13,500,000 shares of preferred stock, par value $.01 per share. The following summary is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended, and the Certificate of Designations, Preferences and Rights of the Preferred Stock, forms of which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

As of April 5, 2006, there were 39,608,315 shares of common stock outstanding. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of the Preferred Stock and of any additional preferred stock which we may designate and issue in the future.

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of holders of common stock. The holders of common stock do not have cumulative voting rights. The election of directors is determined by a plurality of votes cast, and, except as otherwise required by law, our certificate of incorporation or bylaws, all other matters are determined by a majority of the votes cast. The common stock has no preemptive rights and is not convertible, redeemable or assessable. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board out of legally available funds, subject to any preferential dividend rights of outstanding preferred stock. Upon any liquidation, dissolution or winding up of our company, after payment of all debts and liabilities of our company and after payment of any liquidation preferences of then outstanding preferred stock, the holders of common stock will be entitled to receive a portion of all remaining assets that are legally available for distribution.

Preferred Stock

Our company, by resolution of the board of directors and without any further vote or action by the stockholders, has the authority, subject to certain limitations prescribed by law, to issue from time to time up to an aggregate of 13,500,000 shares of preferred stock in one or more classes or series and to determine the designation and the number of shares of any class or series as well as the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series, including dividend rights, dividend rates, conversion rights and terms, redemption rights and terms, and liquidation preferences. The issuance of the preferred stock may have the effect of delaying, deferring or preventing a change of control of our company.

On June 17, 2004, the board of directors authorized 7,550 shares of Preferred Stock. All of such preferred stock was issued on June 24, 2004. Between June 24, 2004 and January 3, 2006, 7,217 were converted into common stock, with 333 shares remaining outstanding. The rights, preferences and privileges of holders of the outstanding preferred stock are subject to, and may be adversely affected by, the rights of holders of shares of any additional preferred stock which we may designate and issue in the future.

The holders of the preferred stock may convert their shares into our common stock at an initial conversion price of $2.35 per share. The conversion price adjusts in the event of stock dividends and splits and certain distributions to stockholders, fundamental transactions, and future equity transactions. The number of shares of common stock issuable upon conversion of the preferred stock increases with any accrued but unpaid dividends on the preferred stock, and changes in inverse proportion to the conversion price. We have the right to require conversion of the preferred stock into common stock upon achieving certain price targets with respect to our common stock and the satisfaction of certain other conditions.

The preferred stock has a dividend rate of 5% per annum, payable quarterly and in preference to the payment of any dividend on our common stock. The dividends may be paid either by cash or, subject to certain conditions, through the issuance of common stock at our option (with stock payments being made at a 10% discount to the then current market price). The preferred stock has a staged maturity over three years with scheduled payments of one third due after 18 months, one half of the remainder due after 24 months and the balance due after 36 months. The preferred stock may be redeemed at maturity in cash or, subject to certain conditions, through the issuance of an indeterminable number of shares of common stock, at our option (with stock payments being made at the then current market price).

Upon any liquidation, dissolution or winding up of our company, after payment of all debts and liabilities of our company,

but prior to any payment to the holders of common stock, the holders of the preferred stock will be entitled to receive the stated value of their preferred shares plus accrued but unpaid dividends. Holders of the preferred stock generally have no voting rights, but are entitled to veto certain actions which would have the effect of changing, altering, or diluting their shares.

Limitation on Liability

Our certificate of incorporation limits or eliminates the liability of our directors or officers to us or our stockholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or DGCL, as amended. The DGCL provides that a director of our company shall not be personally liable to us or our stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

•                                          for any breach of such person’s duty of loyalty;

•                                          for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•                                          for the payment of unlawful dividends and some other actions prohibited by Delaware corporate law; and

•                                          for any transaction resulting in receipt by such person of an improper personal benefit.

The certificate of incorporation also provides that the directors shall be entitled to the benefits of all limitations on the liability of directors generally that now or hereafter become available under the DGCL.

The certificate of incorporation also contains provisions indemnifying our directors, officers and employees to the fullest extent permitted by the DGCL.

We maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Certain Anti-Takeover Provisions

The ability of our board under our certificate of incorporation to establish the rights of, and to cause our company to issue, substantial amounts of preferred stock without the need for stockholder approval, upon such terms and conditions, and having such rights, privileges and preferences, as our board may determine from time to time in the exercise of its business judgment, may, among other things, be used to create voting impediments with respect to changes in control of our company or to dilute the stock ownership of holders of common stock seeking to obtain control of our company. The rights of the holders of common stock will be subject to, and may be adversely affected by, any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate transactions, may have the effect of discouraging, delaying or preventing a change in control of our company. We have no present plans to issue any shares of preferred stock.

Section 203 of the Delaware General Corporation Law

Section 203 of the DGCL prohibits some “business combinations” between a Delaware corporation and an “interested stockholder,” which is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. For purposes of Section 203, business combinations are defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and some transactions that would increase the interested stockholder’s proportionate share ownership in the corporation. Section 203 prohibits any such business combination for a period of three years commencing on the date the interested stockholder becomes an interested stockholder, unless:

•                                          the business combination is approved by the corporation’s board of directors prior to the date the interested stockholder becomes an interested stockholder;

•                                          the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by some employee stock plans) in the transaction in which it becomes an interested stockholder; or

•                                          the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

The DGCL contains provisions enabling a corporation to avoid Section 203’s restrictions if stockholders holding a majority of the corporation’s voting stock approve an amendment to the corporation’s certificate of incorporation or bylaws to avoid the restrictions. We have not and do not currently intend to “elect out” of the application of Section 203 of the DGCL.

Bylaws

Our bylaws contain provisions that require advance notice to be delivered to us of any business to be brought by a stockholder before an annual or special meeting of stockholders and that specify procedures to be followed by stockholders in nominating persons for election to our board. Generally, the advance notice provisions require that the stockholder must give written notice to our Secretary:

•                                          in the case of an annual meeting, not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting of stockholders; and

•                                          in the case of a special meeting, not less than 90 days prior to the scheduled date of the special meeting (or, if later, 10 days after the first public announcement of the date of the special meeting), nor more than 120 days prior to the scheduled date of such special meeting.

In each case, the notice must set forth specific information regarding the stockholder and each director nominee or other business proposed by the stockholder, as applicable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by this prospectus has been passed upon for us by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated balance sheet as of December 31, 2005, and the related consolidated statements of operations, stockholders’ (deficiency) equity, and cash flows and related financial schedule for the year ended December 31, 2005, incorporated by reference or included in this registration statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as indicated in its report (which includes an explanatory paragraph relating to our ability to continue as a going concern as described in Note 5 to the financial statements and an adverse opinion on the effectiveness of our internal control over financial reporting because of the existence of a material weakness) with respect thereto, and are included herein in reliance upon the authority of said firm as an expert in accounting and auditing.

The consolidated balance sheet as of December 31, 2004, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows and related financial statement schedule for the years ended December 31, 2004 and 2003, incorporated by reference or included in this registration statement have been audited by Grant Thornton LLP, independent registered public accounting firm, as indicated in its report (which includes an explanatory paragraph relating to our ability to continue as a going concern) with respect thereto, and are included herein in reliance upon the authority of said firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered by this prospectus. This prospectus does not contain all of the information provided in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement, exhibits, and schedules.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read a copy of any document we file without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of the registration statement from that facility upon payment of the prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. We maintain our primary website at www.wgate.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We are incorporating by reference in this prospectus the following documents filed by us:

1.                                       Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 31, 2006.

2.                                       All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act and proxy or information statements filed pursuant to Section 14 of the Exchange Act since December 31, 2005.

The documents incorporated by reference in this prospectus include the amendments to our Quarterly Reports on Form 10-Q for the first quarter of 2004 through the second quarter of 2005, the amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the third quarter of 2005, filed in each case on January 24, 2006. Certain information in these reports has been superseded by our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

We will provide to you, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you write, call or email us at, respectively, the following address, telephone number or email address: Joel Boyarski, Senior VP and CFO, WorldGate Communications, Inc., 3190 Tremont Avenue, Trevose, PA 19053, telephone (215) 354-5100, email address jboyarski@wgate.com, or you may visit our website at www.wgate.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed through our website, the information available on or through our website is not part of this prospectus.

MATERIAL CHANGES

There have been no material changes in our affairs since December 31, 2005 that have not been described in our Annual Report on Form 10-K filed March 31, 2006, or Current Reports on Form 8-K.

3,488,194 SHARES OF COMMON STOCK

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following is an itemization of all expenses (subject to future contingencies) we incurred or are expected to incur in connection with the issuance and distribution of the securities being offered hereby (other than underwriting discounts and commissions and underwriters’ non-accountable expense allowance):

Securities and Exchange Commission registration fee	$2,843
Printing and engraving expenses	$2,500	*
Legal fees and expenses	$20,000	*
Accounting fees and expenses	$10,000	*
Transfer agent and registrar fees and expenses	$2,000	*
Miscellaneous	$5,500	*
Total	$42,843	*

*                                         Represents an estimated amount of the expense.

Item 14.   Indemnification of Directors and Officers.

The registrant’s certificate of incorporation, as amended, currently states that a director of the registrant shall have no personal liability to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

The registrant’s bylaws require the registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving while a director or officer of the registrant at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Any person claiming indemnification as provided in the bylaws shall be entitled to advances from the registrant for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law. On the request of any person requesting indemnification under such provisions, the board of directors of the registrant or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the board or committee so directs or if the board or committee is not empowered by statute to make such determination.

The indemnification and advancement of expenses provided by the bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. The registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant or is or was serving at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of the bylaws.

The duties of the registrant to indemnify and to advance expenses to a director or officer provided in the bylaws shall be in the nature of a contract between the registrant and each such director or officer, and no amendment or repeal of any such provision of the bylaws shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. The registrant has directors and officers liability insurance.

Item 15.   Recent Sales of Unregistered Securities.

(1)                        In December 2003, we completed a private placement of 2,000,000 shares (the “December 2003 Shares”) of our common stock to certain institutional investors. The shares were sold for $0.80 per share, resulting in gross proceeds from the offering of $1,600,000. The investors also received a right, for a limited period of time, to purchase additional shares of up to 20% of the common stock purchased by the investors in the placement at $0.80 a share. During the first quarter of 2004 these additional investment rights were exercised resulting in an additional purchase of 400,000 shares and an additional $320,000 in gross proceeds. The investors were also issued warrants (the “December 2003 Warrants”) to purchase in the aggregate up to 720,000 additional shares (including shares available only as a result of the exercise of the above additional investment rights) of common stock at a per share exercise price of $1.00. In December 2004 one of our investors exercised its warrants resulting in an additional purchase of 168,750 shares and an additional $168,750 in gross proceeds. In January 2005 one of the investors exercised its warrants resulting in an additional purchase of 382,500 shares and an additional $382,500 in gross proceeds.

The December 2003 Shares and the December 2003 Warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded to transactions not involving a public offering by Section 4(2) of that Act and Rule 506 thereunder. The December 2003 Shares and the December 2003 Warrants issued in the offering were subsequently registered for resale by the investors on January 9, 2004.

(2)                        In January 2004 we completed a private placement of 1,000,000 shares (the “January 2004 Shares”) of our common stock to certain institutional investors. The shares were sold for $1.50 per share, resulting in gross proceeds from the offering of $1,500,000. The investors also received a right, for a limited period of time, to purchase additional shares of up to 20% of the common stock purchased by the investors in the placement at $1.50 a share. During the second quarter of 2004 these additional investment rights were exercised resulting in an additional purchase of 200,000 shares and an additional $300,000 in gross proceeds. The investors were also issued warrants (the “January 2004 Warrants”) to purchase in the aggregate up to 310,000 additional shares (including shares available only as a result of the exercise of the above additional investment rights) of common stock at a per share exercise price of $1.875. In December 2004, one of our investors exercised its warrants resulting in an additional purchase of 60,000 shares and an additional $112,500 in gross proceeds. In January 2005 one of the investors exercised its warrants resulting in an additional purchase of 139,500 shares and an additional $261,562 in gross proceeds.

The January 2004 Shares and the January 2004 Warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded to transactions not involving a public offering by Section 4(2) of that Act and Rule 506 thereunder. The January 2004 Shares and the January 2004 Warrants issued in the offering were subsequently registered for resale by the investors on April 19, 2004.

(3)                        In June 2004, we completed a private placement of 7,550 shares (the “June 2004 Shares”) of preferred stock to certain institutional investors. The shares were sold for $1,000 per share, resulting in gross proceeds from the offering of $7,550,000. The preferred stock issued pursuant to this placement is convertible into WorldGate common stock at a conversion price of $2.35 per share. WorldGate has the right to require conversion of the preferred stock into common stock upon achieving certain price targets with respect to its common stock and the satisfaction of certain other conditions. Between November 2004 and January 2006, the investors converted all but 333 of their shares of preferred stock resulting in the issuance of 3,071,064 shares of our common stock. The preferred stock has a dividend rate of 5% per annum, payable quarterly, which may be paid either by cash or through the issuance of common stock at WorldGate’s option (with stock payments being made at a 10% discount to the then current market price). Through April 12, 2006, for all quarterly dividend payments due, WorldGate exercised its right to make these dividend payments in stock, resulting in the issuance of an additional 139,396 shares of our common stock. The preferred stock has a staged maturity over three years with scheduled payments of one third due after 18 months, one half of the remainder due after 24 months and the balance due after 36 months. The preferred stock may be redeemed at maturity in cash or through the issuance of an indeterminable number of shares of common stock, at WorldGate’s option (subject to certain conditions). All dividend and maturity payments made in stock are subject to the satisfaction of certain conditions including the listing and availability of an effective registration statement. As part of the transaction, WorldGate issued five-year warrants to purchase a total of

1,606,380 shares of WorldGate common stock, with one-half of the warrants having an exercise price of $2.69 per share and the remaining half having an exercise price of $3.14 per share. Through March 2006, the investors have exercised 125,000 of their $2.69 priced warrants, resulting in gross proceeds of $336,250 and the issuance of an additional 125,000 shares of our common stock, and have exercised 51,915 of their $3.14 priced warrants, resulting in gross proceeds of $163,013 and the issuance of an additional 51,915 shares of our common stock. The investors also received an additional investment right, for a limited period of time, to purchase 1,606,383 additional shares of common stock at $3.14 a share. During December 2004, all but one of the investors exercised their additional investment rights resulting in the issuance of an additional 1,500,000 shares and an additional $4,710,000 in gross proceeds. During the first quarter of 2005, the remaining investor exercised its additional investment right resulting in the issuance of an additional 106,383 shares and an additional $334,043 in gross proceeds.

The June 2004 Shares and the June 2004 Warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933 afforded to transactions not involving a public offering by Section 4(2) of that Act and Rule 506 thereunder. The June 2004 Shares and the June 2004 Warrants issued in the offering were subsequently registered for resale by the investors on July 30, 2004.

(4)                        In December 2004, we completed a private placement of 208,333 shares of our common stock to K.Y. Chou, President and General Manager of Mototech (not an affiliate of Motorola), at a sales price of $2.40 per share, which resulted in additional gross proceeds to the Company of $500,000. In connection with this placement, the Company granted warrants to Mr. Chou to purchase up to 62,500 shares of our common stock at an exercise price of $2.88 per share.

(5)                        On August 3, 2005, we completed a private placement of $17,500,000 of our common stock and warrants with several institutional investors. The financing was led by funds managed by Satellite Asset Management, LP, a private investment fund which also led our prior round of financing in June 2004. SG Cowen & Co., LLC served as exclusive placement agent for the transaction.

The proceeds of the financing are expected to allow us to expand our research and development efforts to broaden our line of Ojo video phone products, and to provide additional working capital.

Under the terms of the transaction, we issued 4,666,664 shares of our common stock at $3.75 per share to the participating investors. We also issued five-year warrants to purchase a total of 1,633,333 shares of our common stock, with an exercise price of $5.00 per share. The investors also received an additional investment right, for a limited period of time, to purchase 1,554,000 additional shares of common stock at $4.12 a share.

We paid to SG Cowen & Co., LLC a placement fee equal to 5% of the gross proceeds we received in the placement and we also issued a five-year warrant to purchase 38,614 shares of our common stock with an exercise price of $4.53 per share.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from applicable registration requirements. We agreed to file a registration statement on Form SB-2 within 30 days after the closing of the transaction for purposes of registering the shares of common stock for resale and exercise of the warrants.

Item 16.   Exhibits and Financial Statement Schedules.

(a)           The following is a list of exhibits filed as a part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference.

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation (11)

3.2	Amended and Restated Bylaws (2)

3.3	Certificate of Amendment to Certificate of Incorporation, dated October 18, 2004 (11)

3.4	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company dated June 24, 2004 (11)

4.1	Form of Warrant issued by the Company to the Purchasers (as defined in the Amended and Restated Securities Agreement dated as of December 4, 2003) (4)

4.2	Form of Additional Investment Right issued by the Company to the Purchasers (as defined in the Amended and

Restated Securities Agreement dated as of December 4, 2003) (4)

4.3	Form of Warrant issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement dated as of January 20, 2004) (7)

4.4	Form of Additional Investment Right dated issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement dated as of January 20, 2004) (7)

4.5	Form of Series A Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004) (8)

4.6	Form of Series B Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004 between the Company and the Investors) (8)

4.7	Form of Series C Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004 between the Company and the Investors) (8)

4.8	Form of Warrant issued by the Company to Mr. K.Y.Chou(14)

4.9	Form of Warrant dated August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors) (13)

4.10	Form of Warrant dated August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors) (13)

5.1	Opinion of Drinker Biddle & Reath LLP**

10.1

Lease Agreement dated October 7, 1998 between WorldGate and Balanced Capital LLC, as amended by First Amendment to Lease Agreement dated December 7, 1998 between WorldGate and Balanced Capital LLC, as further amended by Second Amendment to Lease Agreement dated December 17, 1998 between WorldGate and Balanced Capital LLC (1)

10.2	Amendment dated November 18, 2004 to Lease Agreement dated October 7, 1998 between WorldGate and Balanced Capital LLC (12)

10.3	Manufacturing Agreement between WorldGate and Mototech Inc. dated September 9, 2003 (6)†

10.4

Development and Distribution Agreement dated as of April 28, 2004 between the Company, WorldGate Services, Inc. and General Instrument Corporation d/b/a the Broadband Communication Sector of Motorola, Inc. (9) (Portions of this agreement are subject to a confidential treatment request.)

10.5	1996 Stock Option Plan (3)

10.6	2003 Equity Incentive Plan(10)

10.7	Amended and Restated Securities Purchase Agreement dated as of December 4, 2003, by and between the Company and the Purchasers (as defined therein) (5)

10.8	Securities Purchase Agreement dated as of January 20, 2004 by and between the Company and the Purchasers (as defined therein) (7)

10.9	Securities Purchase Agreement dated as of June 24, 2004 by and between the Company and the Investors (as defined therein) (8)

10.10	Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors (as defined therein) (13)

16	Letter on Change in Certifying Accountant (15)

21	Subsidiaries(16)

23.1	Consent of Marcum & Kliegman LLP*

23.2	Consent of Grant Thornton LLP*

23.3	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)**

24	Power of Attorney**

**                        Previously filed

*                               Filed herewith

†                                  Confidential treatment requested. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

(1)                        Incorporated by reference to the exhibits to our Registration Statement on Form S-1/A as filed on April 7, 1999 (Registration No. 333-71997).

(2)                        Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended March 31, 1999.

(3)                        Incorporated by reference to the exhibits to our Form 10-K/A Report for the fiscal year ended December 31, 2000, as filed on August 17, 2001.

(4)                        Incorporated by reference to the exhibits to our Current Report on Form 8-K filed December 2, 2003.

(5)                        Incorporated by reference to the exhibits to our Current Report on Form 8-K filed December 4, 2003.

(6)                        Incorporated by reference to the exhibits to Amendment No. 3 to our Registration Statement on Form SB-2 as filed on April 19, 2006 (Registration No. 333-125205).

(7)                        Incorporated by reference to the exhibits to our Current Report on Form 8-K filed January 21, 2004.

(8)                        Incorporated by reference to the exhibits to our Current Report on Form 8-K filed June 25, 2004.

(9)                        Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 13, 2004.

(10)                  Incorporated by reference to the exhibits to the Company’s Proxy Statement to shareholders filed September 3, 2004.

(11)                  Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended September 30, 2004, as filed on November 17, 2004.

(12)                  Incorporated by reference to the exhibits to our Form 10-K Report for the fiscal year ended December 31, 2003, as filed on March 31, 2005.

(13)                  Incorporated by reference to the exhibits to our Current Report on Form 8-K filed August 8, 2005.

(14)                  Incorporated by reference to the exhibits to our Registration Statement on Form SB-2 as filed on May 24, 2005 (Registration No. 333-125205).

(15)                  Incorporated by reference to the exhibits to our Current Report on Form 8-K filed November 23, 2005.

(16)                  Incorporated by reference to the exhibits to our Form 10-K Report for the fiscal year ended December 31, 2005, as filed on March 31, 2006.

(b)           Financial Statement Schedule.

WORLDGATE COMMUNICATIONS, INC.

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

	Balance at Beginning of Year	Additions Charged to Cost and Expenses	Deductions Credited to Costs and Expenses	Balance at end of Year
	($000 Omitted)
Allowance for doubtful accounts:
Year ended December 31, 2003	1,596	651	(1,866)	381
Year ended December 31, 2004	381	0	(381)	0
Year ended December 31, 2005	0	0	0	0
Valuation Allowance for Deferred Tax Assets:
Year ended December 31, 2003	69,494	3,124		72,618
Year ended December 31, 2004	72,618	7,094		78,712
Year ended December 31, 2005	78,712	6,586		85,298

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which it offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the termination of the offering.

(4)  If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of an included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in rule 430B, for liability purposes of the issuer and any person that is at that an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of an included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Trevose, Commonwealth of Pennsylvania, on April 19, 2006.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ HAL M. KRISBERGH
Hal M. Krisbergh
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ HAL M. KRISBERGH
Hal M. Krisbergh	Chairman of the Board and Chief Executive Officer	April 19, 2006
(Principal Executive Officer)

/s/ JOEL BOYARSKI
Joel Boyarski	Senior Vice President and Chief Financial Officer	April 19, 2006
(Principal Financial and Accounting Officer)

/s/ RANDALL J. GORT, ATTORNEY-IN-FACT
Steven C. Davidson	Director	April 19, 2006

/s/ RANDALL J. GORT, ATTORNEY-IN-FACT
Martin Jaffe	Director	April 19, 2006

/s/ RANDALL J. GORT, ATTORNEY-IN-FACT
Clarence L. Irving, Jr.	Director	April 19, 2006

/s/ RANDALL J. GORT, ATTORNEY-IN-FACT
Jeff Morris	Director	April 19, 2006

/s/ RANDALL J. GORT, ATTORNEY-IN-FACT
Lemuel Tarshis	Director	April 19, 2006

Exhibit Index

Exhibit	Description
3.1	Amended and Restated Certificate of Incorporation (11)

3.2	Amended and Restated Bylaws (2)

3.3	Certificate of Amendment to Certificate of Incorporation, dated October 18, 2004 (11)

3.4	Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Company dated June 24, 2004 (11)

4.1	Form of Warrant issued by the Company to the Purchasers (as defined in the Amended and Restated Securities Agreement dated as of December 4, 2003) (4)

4.2	Form of Additional Investment Right issued by the Company to the Purchasers (as defined in the Amended and Restated Securities Agreement dated as of December 4, 2003) (4)

4.3	Form of Warrant issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement dated as of January 20, 2004) (7)

4.4	Form of Additional Investment Right dated issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement dated as of January 20, 2004) (7)

4.5	Form of Series A Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004) (8)

4.6	Form of Series B Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004 between the Company and the Investors) (8)

4.7	Form of Series C Warrant issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated as of June 24, 2004 between the Company and the Investors) (8)

4.8	Form of Warrant issued by the Company to Mr. K.Y.Chou(14)

4.9	Form of Warrant dated August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors) (13)

4.10	Form of Warrant dated August 3, 2005 issued by the Company to the Investors (as defined in the Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors) (13)

5.1	Opinion of Drinker Biddle & Reath LLP**

10.1

Lease Agreement dated October 7, 1998 between WorldGate and Balanced Capital LLC, as amended by First Amendment to Lease Agreement dated December 7, 1998 between WorldGate and Balanced Capital LLC, as further amended by Second Amendment to Lease Agreement dated December 17, 1998 between WorldGate and Balanced Capital LLC (1)

10.2	Amendment dated November 18, 2004 to Lease Agreement dated October 7, 1998 between WorldGate and Balanced Capital LLC (12)

10.3	Manufacturing Agreement between WorldGate and Mototech Inc. dated September 9, 2003 (6)†

10.4

Development and Distribution Agreement dated as of April 28, 2004 between the Company, WorldGate Services, Inc. and General Instrument Corporation d/b/a the Broadband Communication Sector of Motorola, Inc. (9) (Portions of this agreement are subject to a confidential treatment request.)

10.5	1996 Stock Option Plan (3)

10.6	2003 Equity Incentive Plan(10)

10.7	Amended and Restated Securities Purchase Agreement dated as of December 4, 2003, by and between the Company and the Purchasers (as defined therein) (5)

10.8	Securities Purchase Agreement dated as of January 20, 2004 by and between the Company and the Purchasers (as defined therein) (7)

10.9	Securities Purchase Agreement dated as of June 24, 2004 by and between the Company and the Investors (as defined therein) (8)

10.10	Securities Purchase Agreement dated August 3, 2005 among the Company and the Investors (as defined therein) (13)

16	Letter on Change in Certifying Accountant (15)

21	Subsidiaries(16)

23.1	Consent of Marcum & Kliegman LLP*

23.2	Consent of Grant Thornton LLP*

23.3	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)**

24	Power of Attorney**

**        Previously filed

*          Filed herewith

†           Confidential treatment requested. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.

(1)        Incorporated by reference to the exhibits to our Registration Statement on Form S-1/A as filed on April 7, 1999 (Registration No. 333-71997).

(2)        Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended March 31, 1999.

(3)        Incorporated by reference to the exhibits to our Form 10-K/A Report for the fiscal year ended December 31, 2000, as filed on August 17, 2001.

(4)        Incorporated by reference to the exhibits to our Current Report on Form 8-K filed December 2, 2003.

(5)        Incorporated by reference to the exhibits to our Current Report on Form 8-K filed December 4, 2003.

(6)        Incorporated by reference to the exhibits to Amendment No. 3 to our Registration Statement on Form SB-2 as filed on April 19, 2006 (Registration No. 333-125205).

(7)        Incorporated by reference to the exhibits to our Current Report on Form 8-K filed January 21, 2004.

(8)        Incorporated by reference to the exhibits to our Current Report on Form 8-K filed June 25, 2004.

(9)        Incorporated by reference to the exhibits to our Current Report on Form 8-K filed July 13, 2004.

(10)      Incorporated by reference to the exhibits to the Company’s Proxy Statement to shareholders filed September 3, 2004.

(11)      Incorporated by reference to the exhibits to our Form 10-Q Report for the quarter ended September 30, 2004, as filed on November 17, 2004.

(12)      Incorporated by reference to the exhibits to our Form 10-K Report for the fiscal year ended December 31, 2003, as filed on March 31, 2005.

(13)      Incorporated by reference to the exhibits to our Current Report on Form 8-K filed August 8, 2005.

(14)      Incorporated by reference to the exhibits to our Registration Statement on Form SB-2 as filed on May 24, 2005 (Registration No. 333-125205).

(15)      Incorporated by reference to the exhibits to our Current Report on Form 8-K filed November 23, 2005.

(16)      Incorporated by reference to the exhibits to our Form 10-K Report for the fiscal year ended December 31, 2005, as filed on March 31, 2006.